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                                                                     EXHIBIT 2.4

                          AMENDMENT NUMBER THREE TO THE
                          AGREEMENT AND PLAN OF MERGER


        THIS AMENDMENT NUMBER THREE TO THE AGREEMENT AND PLAN OF MERGER (this "AMENDMENT"), dated as of January 26, 1998, by and among TPG PARTNERS II, L.P., a Delaware limited partnership ("PARENT"), TPG ZEUS ACQUISITION CORPORATION, a Delaware corporation ("SUB") and ZILOG, INC., a Delaware corporation (the "COMPANY"),

                                   WITNESSETH:

        WHEREAS, Parent and the Company are parties to that certain Agreement and Plan of Merger, dated as of July 20, 1997, as amended by Amendment Number One, dated as of November 18, 1997, and Amendment Number Two, dated as of December 10, 1997 (the "MERGER AGREEMENT"); and

        WHEREAS, pursuant to Section 8.3 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement as provided herein.

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto hereby agree as follows:

        SECTION 1. Definitions. Capitalized terms used but not defined herein shall the meanings set forth in the Merger Agreement.

        SECTION 2. Amendment to the Merger Agreement. The third sentence of
Section 2.1(c)(ii) of the Merger Agreement shall be amended and restated in its entirety, and shall be replaced by the following:

            "Any such holder's election to retain Non-Cash Election Shares shall have been properly made only if the Exchange Agent (as defined in Section 2.3(a)) shall have received at its designated office by 5:00 p.m., New York City time on February 20, 1998 (the "Election Date"), a Form of Election properly completed and signed and accompanied by certificates for the Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, provided such certificates are in fact delivered to the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such guarantee of delivery)."



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        SECTION 3. Representations and Warranties.

        (a) The Company. The execution, delivery and performance of this Amendment by the Company have been duly authorized by the Board of Directors of the Company and by all other necessary corporate action on the part of the Company. This Amendment has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Amendment by Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

        (b) Parent and Sub. The execution, delivery and performance of this Amendment by each of Parent and Sub have been duly authorized by the General Partner of Parent and the Board of Directors of Sub, respectively, and by all other necessary partnership or corporate action on the part of Parent or Sub, respectively. This Amendment has been duly executed and delivered by each of Parent and Sub and (assuming the valid authorization, execution and delivery of this Amendment by the Company) constitutes the valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

        SECTION 4. Miscellaneous.

        (a) Other than as set forth in Section 2, this Amendment does not modify, change or delete any other addendum, term, provision, representation, warranty or covenant (the "PROVISIONS") relating to or contained in the Merger Agreement, and all such Provisions remain in full force and effect. For the avoidance of doubt, all references in the Merger Agreement to "the date hereof" or "the date of this Agreement" shall be deemed to be references to the date July 20, 1997.

        (b) This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        (c) This Amendment and any of the provisions hereof may not be amended, altered or added to in any manner except by a document in writing and signed by each party.

                                  *    *    *



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     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.


                                  TPG PARTNERS II, L.P.


                                  By: TPG GenPar II, L.P., its General Partner
                                  By: TPG Advisors II, Inc., its General Partner


                                  By: /s/ DAVID M. STANTON
                                      -----------------------
                                      Name:  David M. Stanton
                                      Title: Vice President


                                  TPG ZEUS ACQUISITION CORPORATION


                                  By: /s/ DAVID M. STANTON
                                      -----------------------
                                      Name:  David M. Stanton
                                      Title: President


                                  ZILOG, INC.


                                  By:
                                      -----------------------
                                      Name:
                                      Title:

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        IN WITNESS WHEREOF, Parent, Sub and the Company have caused this
Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                 TPG PARTNERS II, L.P.

                                 By:  TPG GenPar II, L.P., its General Partner
                                 BY:  TPG Advisors II, Inc., its General Partner


                                 By
                                   -------------------------------
                                      Name:  David M. Stanton
                                      Title: Vice President

                                 TPG ZEUS ACQUISITION CORPORATION


                                 By
                                   -------------------------------
                                      Name:  David M. Stanton
                                      Title: President



                                 ZILOG, INC,


                                 By  /s/ EDGAR A. SACK
                                   -------------------------------
                                      Name:  Edgar A. Sack
                                      Title: Chairman of the Board


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